EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated December 14, 2009 in the Amendment No. 3 to the Registration Statement (File No. 333-160613) and related Prospectus of Claymore Securities Defined Portfolios, Series 606.


                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP

Chicago, Illinois
December 14, 2009